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                                                                    EXHIBIT 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

             IPC HOLDINGS, LTD. REPORTS SECOND QUARTER 2004 RESULTS
                           AND INCREASES DIVIDEND 20%

                                                                Quarter ended                         Six months ended
                                                                    June 30,                              June 30,
                                                           2004                2003               2004              2003
                                                           ----                ----               ----              ----
                                                         (unaudited)        (unaudited)        (unaudited)       (unaudited)
                                                                   Expressed in thousands of United States dollars,
                                                                               except per share amounts
NET INCOME                                              $     74,148       $     65,588       $    147,776       $    133,116
Adjustment for net realized gains                             (2,002)            (2,414)            (7,665)            (6,140)
                                                        ------------       ------------       ------------       ------------
NET OPERATING INCOME                                    $     72,146       $     63,174       $    140,111       $    126,976
                                                        ------------       ------------       ------------       ------------
Basic net income per common share                       $       1.54       $       1.36       $       3.06       $       2.76
Diluted net income per common share                     $       1.53       $       1.36       $       3.06       $       2.76

Net operating income per common share (diluted)         $       1.49       $       1.31       $       2.90       $       2.63

Weighted average number of common shares - basic          48,274,276         48,187,912         48,262,050         48,183,858
Weighted average number of common shares - diluted        48,354,678         48,281,119         48,355,325         48,270,385

      PEMBROKE, BERMUDA, July 20, 2004. IPC Holdings, Ltd. (NASDAQ: IPCR) today reported net income for the quarter ended June 30, 2004 of $74.1 million, or $1.53 per share, compared to $65.6 million, or $1.36 per share, for the second quarter of 2003. For the six months ended June 30, 2004, net income was $147.8 million, or $3.06 per share, compared to $133.1 million, or $2.76 per share, for the corresponding six months in 2003.

      NON-GAAP FINANCIAL MEASURES:

      In addition to the GAAP financial measures set forth herein, the Company has included certain non-GAAP financial measures in this Press Release within the meaning of Regulation G. Net operating income is a common performance measurement which, as calculated by the Company, is net income available to ordinary shareholders, excluding net realized gains and losses on investments. These items are excluded because they are not considered by management to be relevant indicators of the performance of or trends in our business operations, but rather of the investment and credit markets in general. Management believes that the presentation of net operating income provides useful information regarding our results of operations because it follows industry practice, is followed closely by securities analysts and rating agencies, and enables investors and securities analysts to make performance comparisons with IPC's peers in the insurance industry. This measure may not, however, be comparable to similarly titled measures used by companies outside of the insurance industry. Investors are cautioned not to place undue reliance on net operating income as a non-GAAP measure in assessing IPC's overall financial performance.

      RESULTS OF OPERATIONS:

      Net operating income, which is net income less net realized gains and losses, was $72.1 million, or $1.49 per share, for the quarter ended June 30, 2004, compared to $63.2 million, or $1.31 per share for the second quarter of 2003. For the six months ended June 30, 2004, net operating income was $140.1 million, or $2.90 per share, compared to $127.0 million, or $2.63 per share, for the corresponding six months of 2003.

      President and Chief Executive Officer Jim Bryce noted: "It would be repetitive of me to comment on the record nature of our earned premiums, loss ratio and cash flow in the quarter, as the numbers speak for themselves. Our gratifying results are once again reflective of our financial strength ratings, consistency of staff, consistency of underwriting approach and discipline, combined with a very benign quarter in terms of catastrophe activity. We have just completed the mid-year renewals, and I am gratified to report that they were conducted in an orderly manner, and that both pricing and terms continued to be satisfactory."

      We wrote gross premiums of $72.9 million in the second quarter of 2004, compared to $64.6 million in the second quarter of 2003, an increase of 12.9%. We wrote business for new clients and additional business for existing clients, which more than offset business that we did not renew. For the six months ended June 30, 2004, we wrote gross premiums of

    $283.1 million, which is a 10.4% increase compared to $256.5 million written in the corresponding period of 2003. In the second quarter of 2004, we ceded $6.4 million of premiums to our retrocessional facilities, bringing the total ceded for the six months ended June 30, 2004 to $16.6 million. This compares with $3.7 million and $13.7 million for the corresponding quarter and six month periods of 2003, respectively. Ceded premiums have increased because our gross writings have increased, as well as increases in retrocedents' participation in our Surplus treaty, and increased capacity in our excess of loss retrocessional facility.

    We earned net premiums of $78.1 million in the second quarter of 2004, compared to $72.3 million in the second quarter of 2003, an increase of 8.1%. The increase in our net premiums earned reflects the increase in written premiums over the past twelve months. For the six months ended June 30, 2004, net premiums earned were $161.7 million, an increase of 10.3% over the $146.6 million earned in the corresponding six month period of 2003.

    We earned net investment income of $14.1 million in the quarter ended June 30, 2004, compared to $11.7 million in the second quarter of 2003. Investment income in the second quarter of 2004 included a dividend of $2.6 million from our investment in a fund of hedge funds. Such dividends will be declared periodically, provided the performance of the fund is positive. For the six months ended June 30, 2004, investment income was $25.6 million, compared to $23.2 million for the corresponding period of 2003. Generally, the increase in the average balance of our invested assets was more than offset by the decline in the average yield of our investment portfolio because of lower interest rates and their impact on the reinvestment of maturing fixed income securities.

    Net realized gains on our investments in the quarter ended June 30, 2004 were $2.0 million, compared with $2.4 million in the second quarter of 2003. This brought the total of realized gains to $7.7 million and $6.1 million for the six month periods ended June 30, 2004 and 2003, respectively. Realized gains and losses fluctuate from period to period, depending on the individual securities sold, as recommended by our investment advisors.

    We incurred net losses and loss adjustment expenses of $4.9 million in the quarter ended June 30, 2004, the majority of which related to IBNR associated with premiums earned from pro rata treaties, compared to $11.5 million for the second quarter of 2003. Our loss ratio, which is the ratio of losses and loss adjustment expenses to net premiums earned, was 6.2% for the quarter ended June 30, 2004, compared to 15.9% for the corresponding period of 2003. For the six months ended June 30, 2004 we incurred losses of $18.4 million, compared to $22.7 million in the six months ended June 30, 2003.

    Our net acquisition costs, which are primarily commissions and fees paid to brokers for the production of business, were $8.4 million for the second quarter of 2004, compared to $7.1 million in the second quarter of 2003. These costs have increased primarily due to the increase in net earned premiums, as well as the fact that some business written in 2003 had lower levels of brokerage. For the six months ended June 30, 2004, net acquisition costs were $18.1 million, compared to $14.8 million for the six months ended June 30, 2003.

    General and administrative expenses totaled $5.7 million in the second quarter of 2004, compared to $4.5 million in the second quarter of 2003. A significant, non-recurring item in the current quarter was the accelerated pension/stock compensation expense due to the early retirement of one of our officers. Other major areas of increase were administrative service fees, which are based on earned premiums, and compensation expense as a result of expensing stock grants and options. For the six months ended June 30, 2004, general and administrative expenses were $10.7 million, compared to $8.9 million for the corresponding period of 2003.

    Our expense ratio, which is the ratio of acquisition costs plus general and administrative expenses to net premiums earned, was 18.0% for the second quarter of 2004 and 17.8% for the six months ended June 30, 2004, compared to 16.1% and 16.2% for the corresponding periods of 2003.

    Total assets at June 30, 2004 were $1,994.2 million, an increase of 12.7% over total assets at December 31, 2003. At June 30, 2004 total shareholders' equity was $1,670.9 million, compared to $1,569.2 million at December 31, 2003, an increase of 6.5%. Diluted book value per share has increased from $32.43 at December 31, 2003 to $34.55 at June 30, 2004, an increase of $2.12.

    On July 20, 2004, the Board of Directors declared a quarterly dividend of $0.24 per share, payable on September 23, 2004, to shareholders of record on September 7, 2004. This represents an increase to the dividend of 20%.

    Our management will be holding a conference call to discuss these results at 8.30 a.m. Eastern time tomorrow, July 21, 2004. This conference call will be broadcast simultaneously on the internet at www.videonewswire.com/IPCR/072104 or from our website at www.ipcre.bm, and a replay of the call will also be available at this site from 10.30 a.m. Eastern time until 12.00 midnight Eastern time on Saturday, July 24, 2004.

    This press release contains certain forward-looking statements within the meaning of the U.S. federal securities laws. Statements that are not historical facts, including statements about our beliefs, plans or expectations, are forward-looking statements. These statements are based on our current plans, estimates and expectations. Some forward-looking statements may be identified by our use of terms such as "believes," "anticipates," "intends," "expects" and similar statements of a future or forward-looking nature. In light of the inherent risks and uncertainties in all forward-looking statements, the inclusion of such statements in this press release should not be considered as a representation by us or any other person that our objectives or plans will be achieved. A non-exclusive list of important factors that could cause actual results to differ materially from those in such forward-looking statements includes the following: (a) the occurrence of natural or man-made catastrophic events with a frequency or severity exceeding our estimates; (b) any lowering or loss of one of our financial ratings of our wholly-owned subsidiary, IPCRe Limited; (c) the effect of competition on market trends and pricing; (d) changes general economic conditions, including changes in interest rates and/or equity values in the United States of America and elsewhere; and (e) other factors set forth in our most recent reports on Form 10-K, Form 10-Q and other documents on file with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We do not intend, and are under no obligation, to update any forward-looking statement contained in this press release.

      IPC Holdings, Ltd., through its wholly-owned subsidiary IPCRe Limited, provides property catastrophe reinsurance and, to a limited extent, aviation, property-per-risk excess and other short-tail reinsurance on a worldwide basis.

            CONTACT: JIM BRYCE, PRESIDENT AND CHIEF EXECUTIVE OFFICER OR JOHN WEALE, SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER

                              TELEPHONE: 441-298-5100

                       IPC HOLDINGS, LTD. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS

 (Expressed in thousands of United States dollars, except for per share amounts)

                                                                      As of             As of
                                                                  June 30, 2004   December 31, 2003
                                                                  -------------   -----------------
ASSETS:                                                              (unaudited)
Fixed maturity investments:
   Available for sale, at fair value                                $ 1,357,950       $ 1,260,467
Equity investments, available for sale, at fair value                   400,786           319,007
Cash and cash equivalents                                                19,837            91,949
Reinsurance premiums receivable                                         158,055            61,194
Deferred premiums ceded                                                  10,409             1,317
Losses and loss adjustment expenses recoverable                           1,439             1,810
Accrued investment income                                                17,162            19,821
Deferred acquisition costs                                               19,460             8,035
Prepaid expenses and other assets                                         9,128             5,858
                                                                    -----------       -----------
                                                                    $ 1,994,226       $ 1,769,458
                                                                    ===========       ===========
LIABILITIES:

Reserve for losses and loss adjustment expenses                     $   119,240       $   123,320
Unearned premiums                                                       175,680            61,795
Reinsurance premiums payable                                             12,968             3,877
Deferred fees and commissions                                             3,644               834
Accounts payable and accrued liabilities                                 11,750            10,473
                                                                    -----------       -----------
                                                                        323,282           200,299
                                                                    -----------       -----------
SHAREHOLDERS' EQUITY:

Share capital (Common shares outstanding, par value U.S.$0.01)              484               483
Additional paid-in capital                                              854,173           850,133
Deferred stock grant compensation                                        (3,483)           (1,495)
Retained earnings                                                       757,278           628,931
Accumulated other comprehensive income                                   62,492            91,107
                                                                    -----------       -----------
                                                                      1,670,944         1,569,159
                                                                    -----------       -----------
                                                                    -----------       -----------
                                                                    $ 1,994,226       $ 1,769,458
                                                                    ===========       ===========
    Diluted book value per common share                             $     34.55       $     32.43
    (shareholders' equity divided by shares
    outstanding and equivalents)

                       IPC HOLDINGS, LTD. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME

                (Expressed in thousands of United States dollars)

                                                Quarter ended June 30,          Six months ended June 30,
                                                ----------------------          -------------------------
                                               2004               2003            2004              2003
                                               ----               ----            ----              ----
REVENUES:                                   (unaudited)       (unaudited)      (unaudited)       (unaudited)
Gross premiums written                       $  72,906        $  64,598        $ 283,063        $ 256,450
Premiums ceded                                  (6,384)          (3,702)         (16,563)         (13,681)
                                             ---------        ---------        ---------        ---------
Net premiums written                            66,522           60,896          266,500          242,769
Change in unearned premium reserve, net         11,623           11,387         (104,794)         (96,186)
                                             ---------        ---------        ---------        ---------
Net premiums earned                             78,145           72,283          161,706          146,583
Net investment income                           14,082           11,723           25,645           23,248
Net realized gains on investments                2,002            2,414            7,665            6,140
Other income                                       906              878            1,822            1,544
                                             ---------        ---------        ---------        ---------
                                                95,135           87,298          196,838          177,515
                                             ---------        ---------        ---------        ---------
EXPENSES:

Net losses and loss adjustment expenses          4,860           11,516           18,408           22,672
Net acquisition costs                            8,359            7,096           18,099           14,819
General and administrative expenses              5,666            4,540           10,746            8,905
Net exchange loss (gain)                         2,102           (1,442)           1,809           (1,997)
                                             ---------        ---------        ---------        ---------
                                                20,987           21,710           49,062           44,399
                                             ---------        ---------        ---------        ---------
                                             ---------        ---------        ---------        ---------
NET INCOME                                   $  74,148        $  65,588        $ 147,776        $ 133,116
                                             =========        =========        =========        =========

Loss and loss expense ratio (1)                    6.2%            15.9%            11.4%            15.5%
Expense ratio (2)                                 18.0%            16.1%            17.8%            16.2%
Combined ratio (1 + 2)                            24.2%            32.0%            29.2%            31.7%